                                                                     Exhibit 3.5

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              THE WHITE HOUSE, INC.
                            (A MARYLAND CORPORATION)


                                    ARTICLE I
                                     OFFICES

     SECTION 1. PRINCIPAL OFFICE: The principal office of the Corporation shall be located at such place as the Board of Directors of the Corporation (the "Board of Directors") may designate.

     SECTION 2. ADDITIONAL OFFICES: The Corporation may have additional offices at such places, both within and without the State of Maryland, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                          MEETINGS OF THE STOCKHOLDERS

     SECTION 1. PLACE: All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2. ANNUAL MEETING: An annual meeting of stockholders for the election of directors and the transaction of any business properly brought before the stockholders shall be held on a date and at the time set by the Board of Directors, as stated in the notice of the meeting.

     SECTION 3. SPECIAL MEETING: The President, Chief Executive Officer or Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the President or Secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. If a special meeting of the stockholders is called on behalf of the stockholders, then the secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by the stockholders entitled to cast a majority of all votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months.

     SECTION 4. NOTICE: Not less than ten (10) nor more than ninety (90) days before any meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

     SECTION 5. SCOPE OF NOTICE: Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by the MGCL to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice, unless such notice is waived by each stockholder entitled to such notice.

     SECTION 6. ORGANIZATION: At every meeting of stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy of office or absence of the Chairman of the Board, one of the following officers present, shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretary, a person appointed by the Chairman shall act as Secretary.

     SECTION 7. QUORUM: At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at such meeting shall constitute a quorum; provided, however, that this section shall not affect any requirement by statute or under the charter of the Corporation (the "Charter") for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 8. VOTING: A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter that may properly come before the meeting, except as provided
(i) in the Charter, (ii) in Article III, Sections 3 and 4 hereof for the election and removal of directors, (iii) in Section 3D of that certain Stock Purchase Agreement dated January 19, 1999, by and among the Corporation and certain "Purchasers" as defined therein (the "Purchase Agreement"), or (iv) by an applicable statute. Each outstanding share of voting stock shall entitle the holder of such stock to one vote on each matter submitted to a vote at a meeting of stockholders.

     SECTION 9. PROXIES: A stockholder may vote the shares owned of record either in person or by proxy. The proxy shall be in writing and shall be signed by the stockholder or by the stockholder's duly authorized attorney-in-fact or be in such other form as may be permitted by the MGCL, including documents conveyed by electronic transmission. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of the co-owner(s) or co-fiduciary(ies), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required.

     SECTION 10. VOTING OF STOCK BY CERTAIN HOLDERS: Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 11. VOTING BY BALLOT: Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

     SECTION 12. INFORMAL ACTION BY STOCKHOLDERS: Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders entitled to vote thereon and such consent is filed with the records of stockholders' meetings.

                                   ARTICLE III
                                    DIRECTORS

     SECTION 1. GENERAL POWERS; QUALIFICATIONS: The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by the MGCL, the Charter, these Bylaws, or as otherwise provided in Section 3D of the Purchase Agreement. A director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.

     SECTION 2. NUMBER AND TENURE: The number of directors of the Corporation shall initially be five (5), which number may be increased or decreased (subject to Section l(a) of that certain Stockholders Agreement dated January 19, 1999, by and among the Corporation, the Purchasers and certain other individuals set forth therein (the "Stockholders Agreement")) only by an amendment to these Bylaws. All directors of the Corporation shall hold such office until the next annual meeting of the stockholders of the Corporation, and thereafter until their successors are duly elected and qualified, or until their earlier resignation or removal. Any director may resign at any time upon notice to the Corporation.

     SECTION 3. ELECTION: At any meeting of the stockholders, nominees for election of one "Investor Director" shall be designated by the holders of a majority of the "Invesco Investor Shares," nominees for election of one "Investor Director" shall be designated by the holders of a majority of the "Phillips-Smith Investor Shares," and nominees for election of the "Executive Directors" (each, as defined in the Stockholders Agreement) shall be designated by the holders of a majority of the issued and outstanding Executive Shares held by the Executives; and all such nominees shall be elected to serve as directors of the Corporation by a plurality of all votes cast at any such meeting. Upon termination of the rights of the holders of "Executive Shares" and/or the holders of "Investor Shares" (each as defined in, and in accordance with, the Stockholders Agreement), or in the event the holders of Executive shares and/or the holders of Investor Shares fail to designate one or more directors in accordance with Section l(a) thereof, the number of directors previously (but, upon termination of such rights, no longer) designated by the holders of Executive Shares and/or the holders of Investor Shares, as the case may be (or, in the case of a failure to designate one or more directors, such number of directors), shall be designated and elected by a plurality of all votes cast at any meeting of the stockholders.

     SECTION 4. REMOVAL AND VACANCIES. The directors of the Corporation may be removed, with or without cause, in accordance with Section l(a) of the Stockholders Agreement, and any vacancy in the office of a director of the Corporation may be filled by the stockholders in accordance with such Section l(a) of the Stockholders Agreement; provided, however, that upon termination of the rights of the holders of Executive Shares and/or the holders of Investor Shares set forth in Section l(a) of the Stockholders Agreement, the holders of shares of voting common stock, by the affirmative vote of a majority of all votes entitled to be cast for the election of directors, may (i) remove any director or directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term, and (ii) fill any other vacancy in the office of any director or directors. The directors elected pursuant to this Section 4 shall hold office until the next annual meeting, and thereafter until their successors are duly elected and qualified, or until their earlier resignation or removal.

SECTION 5. ANNUAL AND QUARTERLY MEETINGS: An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors shall hold regular quarterly meetings until the termination of Section 1 of the Stockholders Agreement (with respect to which the Board of Directors shall provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of such meetings of the Board of Directors without notice other than such resolution), provided that the requirement to hold such quarterly meetings may be waived by the holders of a majority of the issued and outstanding shares of Class C Common Stock of the Corporation.

     SECTION 6. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by or at the request of the chairman of the board (or any co-chairman of the board if more than one), the president, or any director then in office. The Chairman of the Board (or if there be none, the President) may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors.

     SECTION 7. NOTICE: Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, electronic mail transmission, United States mail or courier to each director at his business or residence address. Notice by personal delivery, by telephone, facsimile transmission or electronic mail transmission, shall be given at least twenty-four (24) hours prior to the meeting. Notice by mail shall be given at least five (5) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Electronic mail transmission notice shall be deemed to be given the earlier of actual receipt or within twelve (12) hours of delivery provided that the message is not returned as undeliverable within said twelve (12) hours after the electronic message is sent. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by the MGCL or these Bylaws.

     SECTION 8. QUORUM: A majority of the directors then in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The Board of Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, provided that, at any meeting at which a quorum would not otherwise exist without the presence of an Investor Director (for example, three directors (including one or both Investors Directors) out of five are present at the start of the meeting), a quorum shall no longer be present and no further action shall be taken by the Board of Directors upon withdrawal from the meeting of either or both of the Investor Directors in attendance at such meeting, except with the express consent of the Investor Director so withdrawing.

     SECTION 9. VOTING: Except as provided in the MGCL or in Section 3D of the Purchase Agreement, the action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

     SECTION 10. RULES AND REGULATIONS: The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with the MGCL, the Charter or these Bylaws.

     SECTION 11. INFORMAL ACTION BY DIRECTORS: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

     SECTION 12. TELEPHONE MEETINGS: Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     SECTION 13. COMPENSATION; EXPENSES: Directors shall not receive any stated salary for their services as directors. Directors shall be reimbursed for reasonable out-of-pocket expenses incurred by such directors in connection with
(i) attending the meetings of the Board of Directors and of any committee thereof, and (ii) conducting other Company business requested by the Company. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor, or from participating in that certain "Option Plan" (as defined in the Purchase Agreement).

     SECTION 14. LOSS OF DEPOSITS: No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

     SECTION 15. SURETY BONDS: Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

     SECTION 16. RELIANCE: Each director and officer of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reasonable reliance in good faith upon the books of account or other records of the Corporation, upon the opinion of counsel, upon reports made to the Corporation by any of its officers or employees, or by the advisors, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

                                   ARTICLE IV
                                   COMMITTEES

     SECTION 1. NUMBER, TENURE AND QUALIFICATIONS: The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, as needed, composed of two or more directors to serve at the pleasure of the Board of Directors; provided, however, that until the termination of Section 1 of the Stockholders Agreement, any committee created by the Board of Directors shall have at least one Investor Director as a member. Any such committee may be abolished or redesignated from time to time by the Board of Directors, except as otherwise provided in the Stockholders Agreement.

     SECTION 2. POWERS: The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law; provided, however, that no committee shall have the power or authority to:

            (a)   amend the Charter;

            (b) approve any agreement or plan of merger or consolidation, dissolution or liquidation, or a sale, lease or other disposition of all or substantially all of the assets of the Corporation;

            (c)   adopt, amend or repeal any Bylaws of the Corporation;

            (d)   amend or repeal any resolution of the Board of Directors;

            (e) act on any matter committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors; or

            (f) declare dividends or distributions on stock, or recommend to stockholders any action requiring stockholders approval.

     SECTION 3. MEETINGS: Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. Notwithstanding the foregoing, the conditions on quorums in Article III Section 8 hereof shall apply to all committee meetings. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. Each committee shall keep minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 4. TELEPHONE MEETINGS: Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     SECTION 5. INFORMAL ACTION BY COMMITTEES: Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

     SECTION 6.   VACANCIES: Subject to the provisions of Section 1 of this
Article IV and the Stockholders Agreement, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                    ARTICLE V
                                    OFFICERS

     SECTION 1. GENERAL PROVISIONS: The officers of the Corporation shall include a president, a secretary, and a treasurer; and may include a chairman of the board (or one or more co-chairman of the board), a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer, general counsel, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the chief executive officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     SECTION 2. REMOVAL AND RESIGNATION: Any officer or agent of the Corporation may be removed by the Board of Directors if, in its judgment, the best interests of the Corporation would be served thereby. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board (or any co-chairman of the board if more than one), the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

     SECTION 3. VACANCIES: A vacancy in any office may be filled by the Board of Directors for the balance of the term.

     SECTION 4. CHIEF EXECUTIVE OFFICER: The Board of Directors may designate a chief executive officer. In the absence of such designation, the Chairman of the Board (or, if more than one, the co-chairmen of the board in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

     SECTION 5. CHIEF OPERATING OFFICER: The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     SECTION 6. CHIEF FINANCIAL OFFICER: The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     SECTION 7. CHAIRMAN OF THE BOARD: The Board of Directors shall designate a chairman of the board (or one or more co-chairmen of the board). The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. If there be more than one, the co-chairmen designated by the Board of Directors shall perform such other duties as may be assigned to him or them by the Board of Directors.

     SECTION 8. PRESIDENT: The president or chief executive officer, as the case may be, shall actively manage and supervise all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, and shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 9. VICE PRESIDENTS: In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there is more than one vice president, the vice presidents in the order designated at the time of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president, and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

     SECTION 10. SECRETARY: The secretary shall (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation; (iv) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) have general charge of the share transfer books of the Corporation; and (vi) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

     SECTION 11. TREASURER: The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements on books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors in the absence of a designation of a chief financial officer of the Corporation. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of his duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation. The treasurer shall perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

     SECTION 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS: The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall if required by the Board of Directors, give bond for the faithful performance of their duties in such sums and with such surety of sureties as shall be satisfactory to the Board of Directors.

     SECTION 13. SALARIES: The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors or a committee thereof, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS: The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

     SECTION 2. CHECKS AND DRAFTS: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

     SECTION 3. DEPOSITS: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE VII
                                      STOCK

     SECTION 1. CERTIFICATES: Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and may be sealed with the seal, if any, of the Corporation. The signatures may either be manual or facsimile. Certificates shall be consecutively numbered and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. Each certificate representing shares which are restricted as to their transferability or voting assets upon liquidation, or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

     SECTION 2. TRANSFERS: Subject to agreements restricting the transfer of the Corporation's capital stock, upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     SECTION 3. REPLACEMENT CERTIFICATE: Any officer designated by the Board of Directors may direct a new certificate to be issued (at the Corporation's expense) in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, any officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     SECTION 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE: The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vow at any meeting of stockholders or determining stockholders entitled to receive payment of any divided or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

     In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days before the date of such meeting.

     If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired, or (ii) the meeting is adjourned to a date more than one hundred twenty (120) days after the record dated fixed for the original meeting, and in either such case a new record shall be determined as set forth herein.

     SECTION 5. STOCK LEDGER: The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

     SECTION 6. FRACTIONAL STOCK: ISSUANCE OF UNITS: The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such units may be transferred on the books of the Corporation only in such units.

                                   ARTICLE VII
                                 ACCOUNTING YEAR

     The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                   ARTICLE IX
                                  DISTRIBUTIONS

     SECTION 1. AUTHORIZATION: Subject to the provisions of the MGCL, the Charter, and Section 3D, clause (i) of the Purchase Agreement, dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors and paid in cash, property or stock of the Corporation.

     SECTION 2. CONTINGENCIES: Before payment of any dividends or other distributions, there may be set aside out of any assets or the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                                INVESTMENT POLICY

     Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall be appropriate in its sole discretion.

                                   ARTICLE XI
                                      SEAL

     SECTION 1. SEAL: The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated in Maryland." The Board of Directors may authorize one or more duplicate seals and provide for custody thereof.

     SECTION 2. AFFIXING SEAL: Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE XII
                    INDEMNIFICATION AND ADVANCES FOR EXPENSES

     To the maximum extent permitted by the MGCL, the Corporation shall have the power to indemnify (i) its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, (ii) its currently acting and its former officers to the full extent that indemnification shall be provided to directors, and (iii) its employees and agents and persons who serve and have served, at its request, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise, as may be determined by the Board of Directors. The Corporation shall also, to the same extent, have the power to advance expenses to its directors, officers and other persons, if any, and may by bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents. No amendment or repeal of this paragraph, or the adoption of any provision of these Bylaws inconsistent with this paragraph, shall apply to or affect in any respect the indemnification of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

                                  ARTICLE XIII
                                WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to these Bylaws or pursuant to the MGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth on the waiver of notice, unless specifically required by the MGCL. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XIV
                               AMENDMENT OF BYLAWS

     Subject to Section 3D, clause (xi) of the Purchase Agreement and Section 1
(a) of the Stockholders Agreement, these Bylaws may be added to, altered, amended, repealed or suspended by (i) the affirmative vote of a majority of the entire Board of Directors; or (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of voting stock of the Corporation.